Exhibit 99.1

ORBITAL ATK ANNOUNCES FIRST QUARTER
2018 FINANCIAL RESULTS

Company Posts Strong Quarterly Revenue, Earnings and Orders

•	Revenue Increases 21% in Quarter on Sales Gains in All Segments

•	GAAP EPS Increases 51% to $1.74 in Quarter on Higher Margins and Lower Taxes

•	New Orders and Option Exercises Totaled $3.02 Billion in Quarter

Dulles, Virginia 3 May 2018 -- Orbital ATK, Inc. (NYSE: OA), a global leader in aerospace and defense technologies, today reported financial results for the first quarter ended April 1, 2018.

Orbital ATK generated revenues of $1,312 million in the first quarter of 2018, up 20.9% from $1,085 million in the first quarter of 2017. Income from operations(1) and operating margin were $153.6 million and 11.7%, respectively, compared to $121.1 million and 11.2%, respectively, in the first quarter of 2017. The company reported first quarter 2018 earnings per diluted share of $1.74 compared to $1.15 in the comparable quarter in 2017. Free cash flow(2), which is a non-GAAP measure defined as GAAP cash flow from operating activities of negative $237.0 million minus capital expenditures of $71.3 million, was negative $308.3 million in the first quarter of 2018 compared to negative $77.7 million in the first quarter of 2017. First quarter 2018 free cash flow was negatively impacted by the timing of milestone payments and disbursements as well as investments related to the company’s growth.

For the first quarter of 2018, non-GAAP adjusted(2) operating income and operating margin, which exclude certain acquisition and restatement expenses, were $154.9 million and 11.8%, respectively, compared to $127.1 million and 11.7%, respectively, in the first quarter of 2017. Adjusted diluted earnings per share were $1.76 and $1.23 in the first quarters of 2018 and 2017, respectively. Adjusted free cash flow, which excludes certain acquisition and restatement-related cash expenses totaling $4.0 million, was negative $304.3 million in the first quarter of 2018 (see non-GAAP reconciliation tables in the Appendix for details).

(1)Income from operations (or operating income) is income before interest, non-service pension costs, income taxes and non-controlling interest.

(2)Free cash flow and adjusted financial results contained in this press release are non-GAAP financial measures. Please refer to the reconciliation tables contained in the Appendix- “Disclosure of Non-GAAP Financial Measures” of this press release for more details.

Orbital ATK, Inc. | 45101 Warp Drive, Dulles, VA 20166 | 703-406-5000

Orbital ATK Announces First Quarter 2018 Financial Results

“Orbital ATK reported excellent first quarter financial results, reflecting strong revenue and earnings growth together with robust new business wins,” said David W. Thompson, Orbital ATK’s President and Chief Executive Officer. “Operationally, the company carried out numerous successful space and defense missions in the first quarter of 2018, while also delivering record quantities of tactical missiles, precision weapons, aerospace structures and related systems to government and commercial customers.”

Consolidated Financial Highlights

	First Quarter
($ in millions, except per share data)	2018	2017
Revenues	$1,312	$1,085
Operating Income	153.6	121.1
Net Income	101.0	66.4
Diluted Earnings Per Share	$1.74	$1.15

Non-GAAP
Adjusted Operating Income (1)	$154.9	$127.1
Adjusted Net Income (1)	102.1	70.7
Adjusted Diluted Earnings Per Share (1)	$1.76	$1.23

(1) Non-GAAP Results. See non-GAAP reconciliation tables in the Appendix for details.

Revenues increased $227 million, or 20.9%, in the first quarter of 2018 compared to the first quarter of 2017 with increased sales in Flight Systems Group (FSG), Defense Systems Group (DSG) and Space Systems Group (SSG). Operating income increased $32.5 million, or 26.8%, in 2018 compared to 2017, due to increases in FSG and DSG operating income partly offset by lower SSG income.

Net income and earnings per share reflected income tax rates of 17.4% and 29.3% in the first quarters of 2018 and 2017, respectively. Adjusted net income and earnings per share reflect the same tax rates as the GAAP numbers.

“Orbital ATK reported very strong financial results in the first quarter, with substantial revenue and operating profit growth from strong new orders over the past two years,” said Garrett E. Pierce, Orbital ATK’s Chief Financial Officer.

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Orbital ATK Announces First Quarter 2018 Financial Results

Capital Allocation Activities

During the first quarter of 2018, Orbital ATK returned approximately $18 million to shareholders through dividends. As previously announced, the company halted its share repurchase program in connection with the signing of the Northrop Grumman acquisition transaction in September 2017. The company also invested about $100 million in research and development and capital equipment in the quarter.

New Business Summary

In the first quarter of 2018, Orbital ATK received new firm and option orders of approximately $1,950 million and existing option exercises of $1,070 million, for a total of $3,020 million in quarterly new business volume. These new awards increased firm contract backlog to approximately $9.4 billion and total backlog to approximately $16.6 billion as of April 1, 2018, representing increases of 14% and 12%, respectively, compared to backlog at April 2, 2017, as recast for the new revenue accounting standard (ASC 606) that the company adopted in the first quarter of 2018. The company’s Flight Systems segment accounted for $1,830 million, or 60%, of the first quarter’s new business volume, while Defense Systems added $650 million, or 22%, and Space Systems contributed $540 million, or 18%. The first quarter’s firm book-to-bill ratio was 190%.

First Quarter Operational Highlights

Orbital ATK’s strong operational execution led to the achievement of numerous milestones in the first quarter of 2018. These included the following important events:

•
Flight Systems conducted its fifth IRBM target launch from a C-17 aircraft in the first quarter and delivered two additional target vehicles that were launched in April. The company completed major development milestones on its OmegA next-generation large-class launch vehicle and made good progress on its advanced GEM-63 solid rocket motors. Flight Systems also produced a record 25,000 aerostructures parts in the quarter, including the 5,000th F-35 military aircraft part.

•
Defense Systems delivered 4,000 tactical rocket motors and warheads and conducted more than 160 motor tests in the quarter. In addition, the company produced over 3,200 artillery precision guidance kits, boosting cumulative deliveries to 25,000 kits during the last four years. Defense Systems also manufactured over 350 million rounds of small-caliber ammunition and continued flight testing of its advanced proximity-fuzed medium-caliber rounds in the first three months of 2018.

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Orbital ATK Announces First Quarter 2018 Financial Results

•
Space Systems deployed its first two GEOStar-3 medium-class communications satellites in the first quarter, while also introducing its second-generation in-space satellite servicing technology for commercial operators. The company delivered four other commercial, scientific and defense satellites to launch sites in preparation for launches that took place in April. Finally, Space Systems shipped over 300 spacecraft and related components and conducted three scientific research rocket missions in the quarter.

“First quarter operational results were outstanding across all three business groups, as program execution and product quality metrics remained at very high levels for our customers. In addition, our major operational and test results were 100% successful throughout the first quarter of 2018,” said Chief Operating Officer Blake E. Larson.  “We are very proud of what our teams achieved in support of national security, civil government, commercial and international customers.”

Segment Financial Results

Orbital ATK conducts its operations in three business segments: Flight Systems Group, Defense Systems Group and Space Systems Group. Segment operating results include pension expense recoverable under U.S. Government contracts as determined in accordance with Government Cost Accounting Standards. The FAS/CAS pension expense difference is recorded at the corporate level.

Flight Systems Group:

	First Quarter
($ in millions)	2018	2017
Revenues	$482	$371
Operating Income	60.8	40.6
Operating Margin	12.6%	10.9%

FSG revenues for the first quarter of 2018 increased $111 million or 29.9%, compared to the first quarter of 2017 due primarily to higher activity in Aerospace Structures Division driven by major aircraft program ramp-ups. First quarter operating income increased $20.2 million, or 49.8%, primarily due to higher volume and improved program performance in 2018 on certain Propulsion Systems and Aerospace Structures Divisions contracts.

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Orbital ATK Announces First Quarter 2018 Financial Results

Defense Systems Group:

	First Quarter
($ in millions)	2018	2017
Revenues	$559	$451
Operating Income	54.2	42.0
Operating Margin	9.7%	9.3%

DSG revenues in the first quarter of 2018 increased $108 million, or 23.9%, and operating income increased $12.2 million, or 29.0%, compared to the first quarter of 2017 largely due to higher activity in Defense Electronics Systems, Armament Systems and Small Caliber Systems Divisions.

Space Systems Group:

	First Quarter
($ in millions)	2018	2017
Revenues	$316	$301
Operating Income	21.4	27.4
Operating Margin	6.8%	9.1%

SSG revenues for the first quarter of 2018 increased $15 million, or 5.0%, compared to 2017 largely due to higher activity on Satellite Systems Division contracts. First quarter operating income decreased $6.0 million, or 21.9%, primarily due to changes in contract mix.

Conference Call

Due to the proposed acquisition of Orbital ATK by Northrop Grumman, the company will not conduct a first quarter financial results conference call or webcast with financial analysts, and will no longer provide financial guidance.

Website and Social Media Disclosure

Orbital ATK communicates material financial information to its investors using press releases, Securities and Exchange Commission (SEC) filings, its investor relations website, public conference calls and webcasts. From time to time, Orbital ATK communicates information regarding its business and operations, such as new contract awards and mission updates, via Twitter and Facebook. It is possible that the information

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Orbital ATK Announces First Quarter 2018 Financial Results

disclosed through our website or social media channels could be deemed to be material. Therefore, we encourage investors, media and others interested in Orbital ATK to follow the information we post on our website at www.orbitalatk.com/investors, on Twitter at https://twitter.com/OrbitalATK and on Facebook at https://facebook.com/OrbitalATK.

About Orbital ATK

Orbital ATK is a global leader in aerospace and defense technologies.  The company designs, builds and delivers space, defense and aviation systems for customers around the world, both as a prime contractor and merchant supplier.  Its main products include launch vehicles and related propulsion systems; missile products, subsystems and defense electronics; precision weapons, armament systems and ammunition; satellites and associated space components and services; and advanced aerospace structures. Headquartered in Dulles, Virginia, Orbital ATK employs approximately 14,000 people across the U.S. and in several international locations.  For more information, visit www.orbitalatk.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This communication, and any documents to which Orbital ATK refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “forecast,” “expect,” “believe,” “will,” “intend,” “plan,” and words of similar substance. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or performance to differ materially from those expressed in or contemplated by the forward-looking statements, including the risk that the proposed acquisition of Orbital ATK by Northrop Grumman may not be completed in a timely manner or at all, which may adversely affect Orbital ATK’s business and the price of Orbital ATK’s common stock; potential increased costs, liability, or reputational harm associated with the restatement of the company’s financial statements; the company’s ability to maintain and grow its relationship with its customers; reductions or changes in U.S. Government spending; changes in cost and revenue estimates and/or timing of programs and payments; the potential termination of U.S. Government contracts; failure to win or retain key contracts; supply, availability, and cost of raw materials and components; performance of subcontractors and other third parties; development of key technologies; the costs and ultimate outcome of contingencies, including litigation, government investigations and other legal proceedings; changes in tax law arising from the 2017 Tax Act and any related Treasury regulations, rules or interpretations, if and when issued; and other risks described in Orbital ATK’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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Orbital ATK Announces First Quarter 2018 Financial Results

Appendix: Disclosure of Non-GAAP Financial Measures

The adjusted financial results contained in this press release are non-GAAP financial measures adjusted to eliminate nonrecurring costs and expenses as summarized in the tables below.

We define free cash flow as GAAP cash from operating activities less GAAP capital expenditures. Management believes that the company’s presentation of free cash flow is useful because it provides investors with an important perspective on the company’s liquidity, financial flexibility and ability to fund operations and service debt.

Adjusted measures are provided so investors can more easily compare current and prior period results of the company. These adjusted results should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Certain income statement reclassifications have been made to the prior year results to conform to the current year presentation.

The reconciliation of GAAP results to adjusted non-GAAP results are as follows:

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Orbital ATK Announces First Quarter 2018 Financial Results

Consolidated Non-GAAP Results

Quarter Ended April 1, 2018

($ in millions, except per share data)	GAAP	Adjustment (1)	As Adjusted
Revenues	$1,312		$1,312
Operating Income	153.6	1.3	154.9
Pension and Postretirement	(14.7)		(14.7)
Net Interest Expense	(16.4)		(16.4)
Income Before Taxes	122.5	1.3	123.8
Income Taxes	(21.3)	(0.2)	(21.5)
Minority Interest	$(0.2)		$(0.2)
Net Income	$101.0	$1.1	$102.1

Diluted EPS	$1.74	$0.02	$1.76
Diluted Shares	58.1		58.1
(1) Includes costs related to the potential acquisition by Northrop Grumman. Adjustments use the effective tax rate.

Quarter Ended April 2, 2017

($ in millions, except per share data)	GAAP	Adjustment (1)	As Adjusted
Revenues	$1,085		$1,085
Operating Income	121.1	6.0	127.1
Pension and Postretirement	(9.7)		(9.7)
Net Interest Expense	(17.5)		(17.5)
Income Before Taxes	93.9	6.0	99.9
Income Taxes	(27.6)	(1.8)	(29.3)
Minority Interest	0.0		0.0
Net Income	$66.4	$4.2	$70.7

Diluted EPS	$1.15	$0.07	$1.23
Diluted Shares	57.7		57.7
(1) Includes the impact of the restatement of our financial statements and costs related to the Orbital- ATK merger, including the company's change in fiscal year, among others. Adjustments use the effective tax rate.

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Orbital ATK Announces First Quarter 2018 Financial Results

Free Cash Flow and Adjusted Free Cash Flow

	2018	2017
($ in millions)	First Quarter	First Quarter
Net Cash Used in Operating Activities	$(237.0)	$(35.0)
Capital Expenditures	(71.3)	(42.7)
Free Cash Flow	(308.3)	(77.7)

Non-GAAP Adjustments _ Acquisition and Restatement	4.0	10.0
Adjusted Free Cash Flow	$(304.3)	$(67.7)

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Investor and Media Contact:
Barron Beneski (703) 406-5528
Orbital ATK, Inc.
Barron.Beneski@orbitalatk.com